Exhibit 10.1

AMENDMENT NO. 1

TO

MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 dated as of November 5, 2014 (the “Amendment”) to the MANAGEMENT AGREEMENT dated as of June 26, 2013 (the “Agreement”) is made and entered into by and among Annaly Management Company LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”) and ANNALY CAPITAL MANAGEMENT, INC., a Maryland corporation (the “Company”) and each Subsidiary (as defined in the Agreement) of the Company that becomes a party to the Agreement pursuant to Section 29 of the Agreement.

WHEREAS, the Company and the Manager desire to amend the Agreement to extend (i) the term of the Agreement and (ii) the length of the required termination notice period under the Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. AMENDMENT.

(a) The Agreement is hereby amended by striking Section 13(a) in its entirety and replacing in lieu thereof the following

“(a) Unless this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until December 31, 2016 (the “Initial Term”) and shall be automatically renewed for a two-year term ending each second anniversary date thereafter (a “Renewal Term”).  The Agreement may be terminated at any time for any reason (or for no reason) in the sole discretion of the Company upon the vote of two-thirds of the Independent Directors or the holders of a majority of the outstanding shares of common stock at any time during the Initial Term or any Renewal Term. If an election is made to terminate this Agreement as set forth above, the Company shall deliver to the Manager prior written notice of the Company’s intention to terminate this Agreement not less than three hundred and sixty five (365) days prior to the date designated by the Company on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate on such date.”

(b) The Agreement is hereby amended by striking Section 13(b) in its entirety and replacing it in lieu thereof with the following:

“(b) The Manager may terminate this Agreement by providing prior written notice of the Manager’s intention to terminate this Agreement not less than 365 days prior to the date designated by the Manager on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate on such date or such earlier date as dated by the Company in its sole discretion.”

SECTION 2. STATUS.

This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect. Unless otherwise defined herein, initially capitalized terms have the meaning given them in the Agreement.

SECTION 3. GOVERNING LAW.

This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 23 the Agreement, which terms and provisions are incorporated herein by reference.

SECTION 4. COUNTERPARTS.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

SECTION 5. FACSIMILE EXECUTION.

Facsimile signatures on counterparts of this Amendment are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this Amendment shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Donnell A. Segalas
Name:	Donnell A. Segalas
Title:	Independent Director

ANNALY MANAGEMENT COMPANY LLC

By:	/s/ Wellington J. Denahan
Name:	Wellington J. Denahan
Title:	Chief Executive Officer